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                                                                  EXHIBIT 10.59

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

         AGREEMENT AND PLAN OF MERGER, dated as of September 30, 2004 (this "Agreement"), among ALLIS-CHALMERS CORPORATION, a Delaware corporation ("Parent"), JENS' ACQUSITION CORP., a Texas corporation and a direct, wholly owned subsidiary of Parent ("Merger Sub"), and JENS' OIL FIELD SERVICE, INC., a Texas corporation (the "Company").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, each of the Boards of Directors of Parent, Merger Sub and the Company has determined that it is advisable and in the best interests of their respective stockholders for Parent to cause Merger Sub to merge with and into the Company upon the terms and subject to the conditions set forth herein in order to facilitate the Parent owning 100% of the stock of the Company, and which would allow the Parent to further its efforts to obtain certain financing, facilitate a public offering of the Parent's Common Stock and for Parent to acquire the 19% of the Company which it does not own;

         WHEREAS, in furtherance of such combination, each of the Boards of Directors of Parent, Merger Sub and the Company has approved the merger (the "Merger") of Merger Sub with and into the Company in accordance with the applicable provisions of the Texas Business Corporation Act ("TBCA "), and upon the terms and subject to the conditions set forth herein;

         WHEREAS, Parent, Merger Sub and the Company intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder; and

         WHEREAS, pursuant to the Merger, each outstanding share (a "Share") of the Company's Common Stock, no par value per share (the "Company Common Stock"), shall be converted into the right to receive the Merger consideration described in Section 1.6(a), upon the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                    ARTICLE I
                                   THE MERGER

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         Section 1.1 THE MERGER.

                  (a) EFFECTIVE TIME. At the Effective Time (as defined in
Section 1.2), and subject to and upon the terms and conditions of this Agreement, the TBCA, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

                  (b) CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to this Agreement and subject to the satisfaction or waiver of the conditions set forth in Article IV, the consummation of the Merger will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Article IV at the offices of Allis-Chalmers Corporation, 5075 Westheimer, Suite 890, Houston, Texas 77056, unless another date, time or place is agreed to in writing by the parties hereto.

         Section 1.2 EFFECTIVE TIME. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article IV, the parties hereto shall cause the Merger to be consummated by articles of merger as contemplated by the TBCA (the "Certificate of Merger"), together with any required related certificates, with the Secretary of State of the State of Texas, in such forms as required by, and executed in accordance with the relevant provisions of the TBCA (the time of the latter of such filings being the "Effective Time").

         Section 1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the TBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         Section 1.4 ARTICLES OF INCORPORATION; BY-LAWS.

                  (a) ARTICLES OF INCORPORATION. Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time the Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by the TBCA and such Articles of Incorporation; PROVIDED, HOWEVER, that a new Article IX shall be added as follows:

                  "Each person who is or was a director or officer of the corporation and each person who, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the corporation to the full

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         extent permitted from time to time by the Texas Business Corporation
         Act or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the corporation may enter into one or more agreements with any person which provide for indemnification to the full extent permitted from time to time by the Texas Business Corporation Act or any other applicable laws as presently or hereafter in effect. Any repeal or modification of this Article shall not adversely affect any right or protection existing hereunder at the time of such repeal or modification."

                  (b) BYLAWS. The By-laws of the Company, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by the TBCA, the Articles of Incorporation of the Surviving Corporation and such By-laws.

         Section 1.5 DIRECTORS AND OFFICERS. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

         Section 1.6 EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the Parent, Merger Sub, the Company or the holders of any of the following securities:

                  (a) CONVERSION OF SECURITIES. At the Effective Time, the issued and outstanding Shares of Company Common Stock, subject to applicable statutory provisions with respect to appraisal rights, any applicable withholding requirements and adjustment as herein provided, shall be converted into and become, and there shall be paid and issued, in exchange for the Company Common Stock owned by Jens H. Mortensen, Jr. ("Mortensen"), an aggregate of 1,300,000 shares of Parent common stock, par value $0.15 per share (the "Parent Common Stock"). The Parent which currently owns 81% of the outstanding Company Common Stock will not be issued any Parent Common Stock in exchange for the Company Common Stock owned by Parent. As used in this Agreement, "Merger Consideration" shall mean the aggregate of 1,300,000 shares of Parent Common Stock exchanged for Company Common Stock in the Merger. Each share of Company Common Stock held in the treasury of the Company shall be cancelled as of the date of the Effective Time, and no portion of the Merger Consideration shall be payable with respect thereto.

                  (b) CANCELLATION. Each Share held in the treasury of the Company, if any, shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be cancelled and retired without payment of any consideration therefor and cease to exist.

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                  (c) CAPITAL STOCK OF MERGER SUB. Each share of common stock,
$0.01 par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation.

                  (d) FRACTIONAL SHARES. No certificates or scrip representing less than one share of Parent Common Stock shall be issued upon the surrender for exchange of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates"). In lieu of any such fractional share, each holder of Shares who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of Certificates for exchange shall be paid upon such surrender cash (without interest) in an amount equal to such fraction multiplied by the Closing Price of Parent Common Stock on the date of the Effective Time.

         Section 1.7 EXCHANGE OF CERTIFICATES.

                  (a) EXCHANGE AGENT. Parent shall cause to be supplied, to or for such bank or trust company as shall be mutually designated by the Company and Parent (the "Exchange Agent"), in trust for the benefit of the holders of Company Common Stock, for exchange in accordance with this Section 1.7, through the Exchange Agent, certificates evidencing the shares of Parent Common Stock issuable pursuant to Section 1.6 in exchange for outstanding Shares and the cash to be paid in lieu of fractional shares.

                  (b) EXCHANGE PROCEDURES. As soon as reasonably practicable, after the Effective Time, Parent will instruct the Exchange Agent to mail to Mortensen instructions to effect the surrender of the Certificates in exchange for the certificates evidencing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, Mortensen shall be entitled to receive in exchange for certificate(s) evidencing that number of whole shares of Parent Common Stock which Mortensen has the right to receive in accordance with Section
1.6 and the Certificate so surrendered shall forthwith be cancelled.

         Section 1.8 STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of the Company Common Stock thereafter on the records of the Company.

         Section 1.9 NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. The Merger Consideration delivered upon the surrender for exchange of Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article I.

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         Section 1.10 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any
Certificate shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock as may be required pursuant to Section 1.6; PROVIDED, HOWEVER, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificate alleged to have been lost, stolen or destroyed.

         Section 1.11 TAX AND ACCOUNTING CONSEQUENCES. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Section 1.368-2(g) of the United States Treasury Regulations.

         Section 1.12 TAKING OF NECESSARY ACTION; FURTHER ACTION. Each of Parent, Merger Sub and the Company will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Parent and Merger Sub that, except as set forth in the written disclosure schedule delivered by the Company to Parent (the "Company Disclosure Schedule"):

         Section 2.1 CORPORATION ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to own, operate and lease its properties and assets as and where the same are owned, operated or leased and to conduct its business as it is now being conducted.

         Section 2.2 CAPITALIZATION.

                  (a) The authorized capital stock of the Company consists of 100,000 shares of Company Common Stock, no par value and no shares of Preferred Stock. As of the date hereof, 3,750 shares of Company Common Stock are issued and outstanding of which the Parent owns 3,038 and 712 are owned by Mortensen.

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                  (b) All outstanding shares of Company Common Stock are validly issued and outstanding, fully paid and nonassessable, and, except as set forth in the Company's Articles of Incorporation, there are no preemptive or similar rights in respect of the Company Common Stock. All outstanding shares of Company Common Stock issued and outstanding were issued in compliance with all requirements of all applicable federal and state securities laws. Mortensen and Parent have terminated that certain Shareholders' Agreement dated February 1, 2002, between Parent and Mortensen as of the Effective Time.

         Section 2.3 AUTHORIZATION: EXECUTION AND DELIVERY. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Company, except that the Company's stockholders are required to approve and adopt this Agreement. This Agreement has been duly executed and delivered by the Company and, subject to such stockholder approval, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         Section 2.4 GOVERNMENTAL APPROVALS AND FILINGS. No approval, authorization, consent, license, clearance or order of, declaration or notification to, or filing or registration with, any governmental or regulatory authority is required in order (a) to permit the Company to consummate the Merger or perform its obligations under this Agreement, or (b) to prevent the termination of, or materially and adversely affect, any governmental right, privilege, authority, franchise, license, permit or certificate of the Company to provide its services or carry on its business ("Governmental Licenses"), except for filing and recording of Articles of Merger as required by the TBCA.

                                   ARTICLE III
                        REPRESENTATIONS AND WARRANTIES OF
                              PARENT AND MERGER SUB

         Parent hereby represents and warrants to the Company that, except as set forth in the written disclosure schedule delivered by Parent to the Company (the "Parent Disclosure Schedule"):

         Section 3.1 CORPORATION ORGANIZATION. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, operate and lease its properties and assets as and where the same are owned, operated or leased and to conduct its business as it is now being conducted. Parent is in good standing and duly qualified or licensed as a foreign corporation to do business in those jurisdictions in which the location of the property and assets owned, operated or leased by Parent or the nature of the business conducted by Parent makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not reasonably be expected to have a material adverse effect.

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         Section 3.2 CAPITALIZATION. The authorized capital stock of Parent consists of 20,000,000 shares of Parent Common Stock, par value$.01 per share and 10,000,000 shares of Preferred Stock, par value $.01 per share. As of the date hereof, 9,783,681 shares of Parent Common Stock and no shares of Preferred Stock are issued and outstanding.

                  All outstanding shares of Parent Common Stock are validly issued and outstanding, fully paid and nonassessable, and, except as set forth in Parent's Certificate of Incorporation, there are no preemptive or similar rights in respect of Parent Common Stock.

         Section 3.3 SUBSIDIARIES.

                  (a) Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, operate and lease its properties and assets as and where the same are owned, operated or leased by Merger Sub and to conduct its business as it is now being conducted.

                  (b) Parent has good and valid title to all shares of Merger Sub, free and clear of all Encumbrances. All of the outstanding shares of capital stock of Merger Sub are validly issued, fully paid and nonassessable, and there are no preemptive or similar rights in respect of any shares of capital stock of Merger Sub. All of the outstanding shares of Merger Sub were issued in compliance with all requirements of all applicable federal and state securities laws.

         Section 3.4 AUTHORIZATION; EXECUTION AND DELIVERY. Parent and Merger Sub each has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent or Merger Sub of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and, constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms. The shares of Parent Common Stock to be issued as part of the Merger Consideration have been duly reserved and authorized for issuance upon consummation of the Merger, and when issued pursuant to and in accordance with this Agreement will be duly authorized, validly issued, fully paid and nonassessable shares of Parent Common Stock.

         Section 3.5 GOVERNMENTAL APPROVALS AND FILINGS. No approval, authorization, consent, license, clearance or order of, declaration or notification to, or filing or registration with, any governmental or regulatory authority is required in order (a) to permit Parent or Merger Sub to consummate the Merger or perform its obligations under this Agreement, or (b) to prevent the termination of, or materially and adversely affect, any Governmental License of Parent or Merger Sub to provide its services or carry on its business, or to prevent any material loss or disadvantage to Parent's business, by reason of the Merger, except for filing and recording of the Certificate of Merger as required by the TBCA.

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                                   ARTICLE IV
                            CONDITIONS TO THE MERGER

         Section 4.1 CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) GOVERNMENTAL ACTIONS. There shall not have been instituted, pending or threatened any action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, domestic or foreign, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, or any other legal restraint (i) preventing or seeking to prevent consummation of the Merger, (ii) prohibiting or seeking to prohibit or limiting or seeking to limit Parent from exercising all material rights and privileges pertaining to its ownership of the Surviving Corporation or the ownership or operation by Parent of all or a material portion of its business or assets, or
(iii) compelling or seeking to compel Parent to dispose of or hold separate all or any material portion of its business or assets (including the Surviving Corporation), as a result of the Merger or the transactions contemplated by this Agreement; and

                  (b) CONSENT OF LENDERS. The Parent shall have obtained the written consent of Wells Fargo Credit, Inc., Wells Fargo Energy Capital, Inc., and Wells Fargo Bank Texas, National Association to this Agreement and the transaction effected herein.

                                    ARTICLE V
                                   TERMINATION

         Section 5.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time only by mutual written consent duly authorized by the Boards of Directors of Parent and the Company.

                                   ARTICLE VI
                               GENERAL PROVISIONS

         Section 6.1 EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Except as otherwise provided in this Section 6.1, the representations, warranties, covenants and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any Person controlling any such party or any of their officers, directors or representatives, whether prior to or after the execution of this Agreement. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 5.1, as the case may be.

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         Section 6.2 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

                  (a)      If to Parent or Merger Sub:

                           Allis-Chalmers Corporation
                           7660 Woodway, Suite 200
                           Houston, Texas 77056
                           Attention:  Munawar H. Hidayatallah

                           With a copy to:

                           Wilson, Cribbs & Goren, P.C.
                           2500 Fannin
                           Houston, Texas 77002
                           Attention:  Theodore F. Pound III

                  (b)      If to the Company:

                           Jens' Oil Field Services, Inc.
                           P. O. Box 1176
                           Edinburg, Texas  78540-1176
                           Attention:  Jens H. Mortensen, Jr.

                           With a copy to:

                           Jens H. Mortensen, Jr.
                           P. O. Box 1176
                           Edinburg, Texas  78540-1176

         Section 6.3 CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

         "Affiliates" means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person;

         "Business Day" means any day other than a day on which banks in Texas are required or authorized to be closed;

         "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

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         "Person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization other entity or group (as defined in Section 13(d)(3) of the Exchange
         Act); and

         "Subsidiary" or "Subsidiaries" of the Company, the Surviving Corporation, Parent or any other Person means any corporation, partnership, limited liability company, or other legal entity of which the Company, the Surviving Corporation, Parent or such other Person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         Section 6.4 AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; PROVIDED, HOWEVER, that, after approval of the Merger and this Agreement by the stockholders of the Company, no amendment may be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         Section 6.5 WAIVER. At any time prior to the Effective Time, any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         Section 6.6 HEADINGS; CONSTRUCTION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement (a) words denoting the singular include the plural and vice versa, (b) "it" or "its" or words denoting any gender include all genders, (c) the word "including" shall mean "including without limitation," whether or not expressed, (d) any reference to a statute shall mean the statute and any regulations thereunder in force as of the date of this Agreement or the Effective Time, as applicable, unless otherwise expressly provided, (e) any reference herein to a Section, Article or Schedule refers to a Section or Article of or a Schedule to this Agreement, unless otherwise stated, (f) when calculating the period of time within or following which any act is to be done or steps taken, the date which is the reference day in calculating such period shall be excluded and if the last day of such period is not a Business Day, then the period shall end on the next day which is a Business Day, and (g) any reference to a party's "best efforts" or "reasonable efforts" shall not include any obligation of such party to pay, or guarantee the payment of, money or other consideration to any third party or to agree to the imposition on such party or its Affiliates of any condition reasonably considered by such party to be materially burdensome to such party or its Affiliates.

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         Section 6.7 SEVERABILITY. If any term or other provision of this
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent reasonably possible.

         Section 6.8 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, except as otherwise expressly provided herein.

         Section 6.9 ASSIGNMENT; MERGER SUB. This Agreement shall not be assigned by operation of law or otherwise, except that all or any of the rights of Merger Sub hereunder may be assigned to any direct, wholly-owned Subsidiary of Parent provided that no such assignment shall relieve the assigning party of its obligations hereunder. Parent guarantees the full and punctual performance by Merger Sub of all the obligations hereunder of Merger Sub or any such assignees.

         Section 6.10 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation.

         Section 6.11 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         Section 6.12 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Texas applicable to contracts executed and fully performed within the State of Texas.

         Section 6.13 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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         IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this
Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                 PARENT:

                                 ALLIS-CHALMERS CORPORATION

                                 By:  /S/ Munawar H. Hidayatallah
                                      ------------------------------------------
                                 Name:  Munawar H. Hidayatallah
                                 Title: Chairman, President and Chief Executive
                                        Officer

                                 MERGER SUB:

                                 JENS' ACQUISITION CORP.

                                 By:  /S/ Munawar H. Hidayatallah
                                      ------------------------------------------
                                 Name:  Munawar H. Hidayatallah
                                 Title: Chairman, President and Chief Executive
                                        Officer

                                 COMPANY:

                                 JENS' OIL FIELD SERVICES, INC.

                                 By:  /S/ Jens. H. Mortensen
                                      ------------------------------------------
                                 Name:    Jens H. Mortensen, Jr.
                                 Title:   President

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